UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K

                                  CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of The
                           Securities Exchange Act of 1934

September 1, 2006
Date of Report (Date of Earliest Event Reported)


 CSMC Mortgage-Backed Trust 2006-7
(Exact name of issuing entity as specified in its charter)


 DLJ Mortgage Capital, Inc.
(Exact name of Sponsor as specified in its charter)


 Credit Suisse First Boston Mortgage Securities Corp.
(Exact name of Depositor as specified in its charter)


New York              333-130884-13             54-2197434
(State or Other       (Commission               54-2197435
Jurisdiction of        File Number)             54-2197436
Incorporation)                                  54-2197437
                                                54-2197438
                                                (IRS Employer
                                                Identification No)

c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                         21045
(Address of Principal Executive Offices)             (Zip Code)


(410) 884-2000
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))



Section 6 - Asset-Backed Securities

Item 6.02 - Change in Servicer or Trustee

On September 1, 2006 and pursuant to the terms of the Pooling and Servicing Agreement, dated as of July 1, 2006 (the "Pooling Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, DLJ Mortgage Capital, Inc. as Seller, Wells Fargo Bank N.A. ("Wells Fargo") as Servicer, Master Servicer and Trust Administrator, Washington Mutual Mortgage Securities Corp.("WaMu") as Servicer, Bank of America, National Association ("Bank of America") as Servicer, Select Portfolio Servicing, Inc. ("SPS") as Servicer and Special Servicer, and U.S. Bank National Association as Trustee, the servicing of the SPS Serviced Mortgage Loans was transferred from SPS to Wells Fargo. Capitalized terms used, but not otherwise defined, shall have the respective meanings assigned to such terms in the Pooling Agreement.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



 CSMC Mortgage-Backed Trust 2006-7
(Registrant)

By:  Credit Suisse First Boston Mortgage Securities Corp. as Depositor
By: /s/ Kevin Steele
By: Kevin Steele, Vice President
Date:  September 8, 2006